Exhibit 32
SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Interim Chief Financial Officer of American Realty Capital New York City REIT, Inc. (the “Company”), each hereby certify as follows:
The Quarterly Report on Form 10-Q of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated this 13th day of November, 2017

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer, President and Secretary
(Principal Executive Officer)

/s/ Nicholas Radesca
Nicholas Radesca
Interim Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)